Exhibit 23.4

26/F, HKRI Centre One, HKRI Taikoo Hui

288 Shimen Road (No.1)

Shanghai 200041, P. R. China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

July 27, 2021

Q&K International Group Limited

Suite 1607, Building A

No.596 Middle Longhua Road

Xuhui District, Shanghai, 200032

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the references to our firm’s name under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus included in the registration statement on Form F-3, originally filed by Q&K International Group Limited on July 27, 2021, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/JunHe LLP

JunHe LLP

Beijing Head Office Tel: (86-10) 8519-1300 Fax: (86-10) 8519-1350 Haikou Office Tel: (86-898) 6851-2544 Fax: (86-898) 6851-3514 New York Office Tel: (1-212) 703-8702 Fax: (1-212) 703-8720	Shanghai Office Tel: (86-21) 5298-5488 Fax: (86-21) 5298-5492 Tianjin Office Tel: (86-22) 5990-1301 Fax: (86-22) 5990-1302 Silicon Valley Office Tel: (1-888) 886-8168 Fax: (1-888) 808-2168	Shenzhen Office Tel: (86-755) 2587-0765 Fax: (86-755) 2587-0780 Qingdao Office Tel: (86-532) 6869-5000 Fax: (86-532) 6869-5010	Guangzhou Office Tel: (86-20) 2805-9088 Fax: (86-20) 2805-9099 Chengdu Office Tel: (86-28) 6739-8000 Fax: (86-28) 6739-8001	Dalian Office Tel: (86-411) 8250-7578 Fax: (86-411) 8250-7579 Hong Kong Office Tel: (852) 2167-0000 Fax: (852) 2167-0050
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